At Qorvo™		At the Financial Relations Board
Doug DeLieto	Steve Buhaly	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	503-615-9401	212-827-3772

FOR IMMEDIATE RELEASE
May 6, 2015
Qorvo Reports Fiscal 2015 Fourth Quarter Results

Greensboro, NC, and Hillsboro, OR, May 6, 2015 --

Quarterly Financial Highlights

•	GAAP quarterly revenue increased 46% year-over-year to $634.9 million, when compared to the combined quarterly March 2014 revenue of RF Micro Devices (RFMD) and TriQuint Semiconductor (TriQuint)

•	On a GAAP basis, gross margin was 29.8%, operating loss was $102.5 million, and EPS was $0.04; GAAP operating results include approximately $250 million of merger-related accounting entries and costs

•	Non-GAAP gross margin was 50.4%, reflecting favorable product mix, improved yields, and synergies

•	Non-GAAP operating income was $169.6 million

•	Non-GAAP diluted EPS was $1.11

•	Qorvo repurchased approximately 760,000 shares of common stock at an average price of $65.87

Strategic Highlights

▪	Secured design win with major base station OEM with 3.5GHz GaN PA and commenced field trial support at major operators in China, Europe, Japan, and North America

▪	Launched broad family of multimode multi-band PAs and duplexer modules covering major cellular bands for the small-cell base station market

▪	Selected as primary supplier of 802.11ac 5GHz PAs for next-generation .11ac wave 2 chipset

▪	Enjoyed increased design traction on the leading mobile Wi-Fi reference designs, including Wi-Fi front end solutions integrating active components and filters in a single placement

▪	Launched production of a high performance GPS LNA/filter module for a leading fitness wearable device manufacturer

▪	Received Raytheon’s Gold Performance Supplier Award for showing the highest level of performance in Business Management, Technical, Partnership, Affordability, Quality, and Delivery

▪	Recognized by leading machine-to-machine (M2M) module supplier Telit as “Supplier of the Year”

▪	Secured first receive diversity module design win supporting flagship Android® smartphone scheduled to launch in the second half of calendar 2015

▪	Received production orders for Qorvo’s RF FlexTM solution, supporting next-generation Octa-Core 4G chipset, with shipments commencing in the June 2015 quarter

▪	Supported the launch of multiple 4G smartphones with multiple dollars of RF content, including filters, switches, antenna control solutions, discrete PAs, multimode multi-band PAs, and Wi-Fi solutions

Qorvo™ (Nasdaq:QRVO), a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications, today announced fiscal 2015 fourth quarter financial results, ended March 28, 2015.

On a GAAP basis, March quarterly revenue was $634.9 million, gross margin was 29.8%, operating loss was $102.5 million, and net income was $6.5 million, or $0.04 per diluted share based on 150.5 million shares outstanding. GAAP operating results include approximately $250 million of merger-related accounting entries and costs.

On a non-GAAP basis, March quarterly revenue was $633.9 million and gross margin was 50.4%. Synergies in G&A were balanced by higher investments in R&D, yielding operating income of $169.6 million, or 26.8% of sales. Cash taxes were approximately 2% versus Qorvo’s original guidance of 5% to 10%. Net income was $167.2 million, or $1.11 per diluted share based on 150.5 million shares outstanding.

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo, RFMD, and TriQuint for their respective March 2015, December 2014, and March 2014 quarters. See the more detailed financial information for Qorvo, including reconciliation of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS[1]
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	RFMD	TriQuint
	For the quarter ended March 28, 2015	For the quarter ended December 27, 2014	For the quarter ended December 31, 2014
Revenue	$634.9	$397.1	$344.9
Gross profit	$188.9	$190.7	$161.3
Gross margin	29.8%	48.0%	46.8%
Operating expenses	$291.4	$87.1	$85.0
Operating (loss) income	$(102.5)	$103.6	$76.3
Net income	$6.5	$87.9	$61.6
Weighted average diluted shares before conversion	N/A	297.8	188.4
Conversion rate[2]	N/A	0.25	0.4187
Adjusted weighted average diluted shares	150.5	74.5	78.9
Diluted EPS after conversion	$0.04	$1.18	$0.78

	SELECTED NON-GAAP RESULTS[3]
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	RFMD	TriQuint
	For the quarter ended March 28, 2015	For the quarter ended December 27, 2014	For the quarter ended December 31, 2014
Revenue	$633.9	$396.1	$344.9
Gross profit	$319.8	$195.3	$168.1
Gross margin	50.4%	49.3%	48.8%
Operating expenses	$150.2	$73.8	$76.7
Operating income	$169.6	$121.5	$91.4
Net income	$167.2	$108.4	$89.6
Weighted average diluted shares before conversion	N/A	297.8	188.4
Conversion rate[2]	N/A	0.25	0.4187
Adjusted weighted average diluted shares	150.5	74.5	78.9
Diluted EPS after conversion	$1.11	$1.46	$1.14

	SELECTED GAAP RESULTS[1]
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	RFMD	TriQuint
	For the quarter ended March 28, 2015	For the quarter ended March 29, 2014	For the quarter ended March 29, 2014
Revenue	$634.9	$256.0	$177.6
Gross profit	$188.9	$99.3	$59.1
Gross margin	29.8%	38.8%	33.2%
Operating expenses	$291.4	$100.0	$79.0
Operating loss	$(102.5)	$(0.7)	$(20.0)
Net income (loss)	$6.5	$(1.0)	$(19.1)
Weighted average diluted shares before conversion	N/A	282.6	164.4
Conversion rate[2]	N/A	0.25	0.4187
Adjusted weighted average diluted shares	150.5	70.7	68.8
Diluted EPS after conversion	$0.04	$(0.01)	$(0.28)

	SELECTED NON-GAAP RESULTS[3]
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	RFMD	TriQuint
	For the quarter ended March 28, 2015	For the quarter ended March 29, 2014	For the quarter ended March 29, 2014
Revenue	$633.9	$256.0	$177.6
Gross profit	$319.8	$107.6	$62.6
Gross margin	50.4%	42.0%	35.3%
Operating expenses	$150.2	$74.0	$70.9
Operating income (loss)	$169.6	$33.6	$(8.3)
Net income (loss)	$167.2	$33.4	$(9.4)
Weighted average diluted shares before conversion	N/A	289.5	164.4
Conversion rate[2]	N/A	0.25	0.4187
Adjusted weighted average diluted shares	150.5	72.4	68.8
Diluted EPS after conversion	$1.11	$0.46	$(0.14)
1The Company’s financial statements as of March 28, 2015 and for the period then ended contained in this press release and prepared in accordance with GAAP include purchase accounting entries that reflect a preliminary allocation of purchase price related to the business combination of RFMD and TriQuint, which was completed on January 1, 2015. The final purchase accounting entries may result in changes to our preliminary entries, including changes to the valuation of assets and liabilities acquired, particularly with respect to intangible assets, and these changes could be material. We will finalize the purchase price allocation and other purchase accounting entries as soon as practicable within the measurement period, but in no event later than one year following the closing of the business combination of RFMD and TriQuint.
2Reflects the conversion rates applicable to RFMD and TriQuint shares in their business combination that resulted in the creation of the Company.
3Excludes share-based compensation, amortization of intangibles, acquired inventory step-up and revaluation, acquisition and integration-related costs, impairment of intangibles, certain consulting costs, intellectual property rights (IPR) litigation costs, non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization, start-up costs, restructuring and disposal costs, (gain) loss on assets, non-cash interest expense on convertible subordinated notes, loss (income) from equity investment, and tax adjustments.

Financial Outlook

Qorvo currently believes the demand environment in its end markets supports the following non-GAAP expectations for the June 2015 quarter:

•	Quarterly revenue of approximately $660 million to $670 million, up 5% sequentially at the midpoint

•	Gross margin approximately consistent with the prior quarter

•	A tax rate of 10% to 15%

•	Diluted EPS of $1.00 to $1.10 based on approximately 154 million shares

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Comments from Management

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “The global Qorvo team delivered an outstanding performance in our first full quarter. Revenue grew 46% year-over-year to $634 million, as compared to RFMD and TriQuint on a combined basis, and gross margin expanded to 50.4%. The sequential increase in gross margin in the seasonally down March quarter reflected crisp execution by the Qorvo team as we implemented our integration plans and captured synergies.

“Qorvo is a leading beneficiary of the explosive demand for mobile data and the resulting growth in data traffic. We enjoy strong participation in the highest volume and highest value devices across the mobile, infrastructure, and defense markets, and we anticipate continued strong financial performance in the June quarter. We are confident in our ability to deliver a run rate exceeding $75 million in synergies exiting this calendar year, and we see a clear path to a run rate of greater than $150 million in synergies exiting calendar 2016.”

Steve Buhaly, chief financial officer of Qorvo, said, “Continued strong execution is expected to drive about 10% sequential growth in operating income during the June quarter on a projected 5% increase in revenue. It’s exciting to see the integration beginning to drive value for our customers and our stockholders.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), Qorvo's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures" tables, attached, and the "Additional Selected Non-GAAP Financial Measures And Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP revenue. Non-GAAP revenue excludes non-cash deferred royalty revenue. We believe that the exclusion of this non-cash adjustment to revenue provides management and investors a more effective means of evaluating our historical and projected performance.

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, non-cash deferred royalty revenue, non-cash prepaid royalty amortization, adjustments for restructuring and disposal costs, and certain consulting costs. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to non-cash deferred royalty revenue, non-cash prepaid royalty amortization, restructuring and disposal costs and certain consulting costs, do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude share-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, impairment of intangibles, restructuring and disposal costs, acquisition and integration related costs, certain consulting costs, intellectual property rights (IPR) litigation costs, loss (gain) on assets and start-up costs. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring and disposal costs, acquisition and integration related costs, acquired inventory step-up and revaluation, certain consulting costs, IPR litigation costs, loss (gain) on assets and start-up costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, restructuring and disposal costs, acquisition and integration related costs, acquired inventory step-up and revaluation, impairment of intangibles, certain consulting costs, IPR litigation costs, loss (gain) on assets, start-up costs, loss on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes, loss (income) from equity investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, certain consulting costs, and IPR litigation costs. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that certain consulting costs, and IPR litigation costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

With respect to the TriQuint financial results included herein, this earnings release provides financial measures for non-GAAP net income (loss), diluted earnings (loss) per share, gross profit, gross margin, operating expenses and operating income (loss) that exclude equity compensation expense, non-cash tax expense (benefit), certain entries associated with mergers and acquisitions including expenses associated with the merger with RFMD and other specifically identified non-routine items, and are therefore not calculated in accordance with GAAP. The charges associated with mergers and acquisitions reflect the amortization of intangible and tangible assets, transaction costs and changes to the earnout liability estimates recorded in connection with acquisition accounting and charged to the income statement. The charges associated with the merger with RFMD include professional fees and other costs. The non-cash tax expense (benefit) excludes certain deferred tax charges and benefits that do not currently result in a tax payment or tax refund. Each of these non-GAAP financial measures and the adjustments from GAAP results are outlined in the “Supplemental Reconciliation of GAAP to Non-GAAP Results" table, attached.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted earnings per share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as an analytical tool compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share, diluted earnings per share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. EST today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call's completion and can be accessed by dialing 719-457-0820 and using the passcode 9898110. The playback will be available through the close of business May 13, 2015.

About Qorvo

Qorvo (Nasdaq:QRVO) is a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications. Qorvo was formed following the merger of RFMD and TriQuint, and has more than 6,000 global employees dedicated to delivering solutions for everything that connects the world. Qorvo has the industry's broadest portfolio of products and core technologies; world-class ISO9001-, ISO 14001- and ISO/TS 16949-certified manufacturing facilities; and is a DoD-accredited ‘Trusted Source’ (Category 1A) for GaAs, GaN and BAW products and services. For the industry’s leading core RF solutions, visit www.qorvo.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. Qorvo’s business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage channel partners and customer relationships, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability, and our ability to integrate the businesses of RFMD and TriQuint. These and other risks and uncertainties, which are described in more detail in Qorvo’s filings with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QORVO, INC. AND SUBSIDIARIES (1)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(2)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014
Revenue	$634,892	$255,999	$1,710,966	$1,148,231

Costs and expenses:
Cost of goods sold	446,006	156,720	1,021,658	743,304
Research and development	115,476	49,362	257,494	197,269
Marketing and selling	108,649	18,291	164,657	74,672
General and administrative	36,384	15,412	85,229	76,732
Other operating expense	30,922	16,956	59,462	28,913
Total costs and expenses	737,437	256,741	1,588,500	1,120,890

(Loss) income from operations	(102,545)	(742)	122,466	27,341
Other expense, net	(948)	(413)	(1,225)	(3,468)

(Loss) income before income taxes	$(103,493)	$(1,155)	$121,241	$23,873
Income tax benefit (expense)	109,975	109	75,062	(11,231)

Net income (loss)	$6,482	$(1,046)	$196,303	$12,642

Net income per share, diluted	$0.04	$(0.01)	$2.11	$0.18

Weighted average outstanding diluted shares	150,470	70,651	93,211	72,019

(1)
The following financial statements for Qorvo, Inc. and Subsidiaries, including the reconciliation of GAAP and non-GAAP financial information, reflect the financial position and results of operation of Qorvo, Inc. and Subsidiaries for the three months ended March 28, 2015 and as of March 28, 2015. The condensed consolidated statement of operations for the twelve months ended March 28, 2015 includes three months of Qorvo, Inc. and Subsidiaries activity and nine months of only RF Micro Devices, Inc. and Subsidiaries activity. Financial statements presented prior to the completion of the merger with TriQuint on January 1, 2015 only reflect the financial position and results of operation of RF Micro Devices, Inc. and Subsidiaries.

(2)
The Company’s financial statements as of March 28, 2015 and for the period then ended contained in this press release and prepared in accordance with GAAP include purchase accounting entries that reflect a preliminary allocation of purchase price related to the business combination of RFMD and TriQuint, which was completed on January 1, 2015.  The final purchase accounting entries may result in changes to our preliminary entries, including changes to the valuation of assets and liabilities acquired, particularly with respect to intangible assets, and these changes could be material.  We will finalize the purchase price allocation and other purchase accounting entries as soon as practicable within the measurement period, but in no event later than one year following the closing of the business combination of RFMD and TriQuint.

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 28, 2015	December 27, 2014	September 27, 2014	June 28, 2014	March 29, 2014

GAAP operating (loss) income	$(102,545)	$103,635	$75,256	$46,120	$(742)
Share-based compensation expense	42,110	4,119	9,543	9,169	5,151
Amortization of intangible assets	123,515	5,467	6,801	6,966	7,455
Acquired inventory step-up and revaluation	72,850	—	—	—	—
Impairment of intangibles	—	—	—	—	11,300
Restructuring and disposal costs	12,374	224	262	1,315	4,302
IPR litigation costs	68	189	1,992	6,014	2,519
Acquisition and integration related costs	20,077	7,548	5,461	8,453	2,228
Other expenses (including loss (gain) on assets, start-up costs and certain consulting costs)	1,140	270	776	845	1,392
Non-GAAP operating income	169,589	121,452	100,091	78,882	33,605

GAAP net income (loss)	$6,482	$87,863	$63,311	$38,647	$(1,046)
Share-based compensation expense	42,110	4,119	9,543	9,169	5,151
Amortization of intangible assets	123,515	5,467	6,801	6,966	7,455
Acquired inventory step-up and revaluation	72,850	—	—	—	—
Impairment of intangibles	—	—	—	—	11,300
Restructuring and disposal costs	12,374	224	262	1,315	4,302
IPR litigation costs	68	189	1,992	6,014	2,519
Acquisition and integration related costs	20,077	7,548	5,461	8,453	2,228
Other expenses (including loss (gain) on assets, start-up costs and certain consulting costs)	1,914	270	776	845	1,392
Non-cash interest expense on convertible subordinated notes	—	—	—	240	1,361
Loss (income) from equity investment	—	—	—	—	(398)
Tax adjustments	(112,232)	2,723	1,828	(321)	(903)

Non-GAAP net income	$167,158	$108,403	$89,974	$71,328	$33,361

GAAP weighted average outstanding diluted shares	150,470	74,454	74,134	73,659	70,651
Diluted share-based awards	—	—	—	—	1,726
Non-GAAP weighted average outstanding diluted shares	150,470	74,454	74,134	73,659	72,377

Non-GAAP net income per share, diluted	$1.11	$1.46	$1.21	$0.97	$0.46

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 28, 2015		December 27, 2014		March 29, 2014
GAAP gross profit/margin	$188,886	29.8%	$190,702	48.0%	$99,279	38.8%
Adjustment for intangible amortization	51,578	8.1%	4,280	1.1%	6,269	2.4%
Acquired inventory step-up and revaluation	72,850	11.5%	—	—%	—	—%
Adjustment for share-based compensation	1,526	0.2%	509	0.1%	645	0.3%
Restructuring and disposal (adjustments) costs	4,080	0.6%	(195)	(0.1)%	1,400	0.5%
Other expenses (certain consulting costs)	875	0.1%	—	—%	—	—%
Non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization ($970)	—	0.1%	—	0.2%	—	—%
Non-GAAP gross profit/margin	$319,795	50.4%	$195,296	49.3%	$107,593	42.0%

Three Months Ended
Non-GAAP Operating Income	March 28, 2015
(as a percentage of sales)

GAAP operating loss	(16.2)%
Share-based compensation expense	6.6%
Amortization of intangible assets	19.5%
Acquired inventory step-up and revaluation	11.5%
Restructuring and disposal costs	2.0%
IPR litigation costs	—%
Acquisition and integration related costs	3.2%
Other expenses (including loss (gain) on assets, start-up costs and certain consulting costs)	0.2%
Non-GAAP operating income	26.8%

Free Cash Flow (1)	Three Months Ended
March 28, 2015
(In millions)

Net cash provided by operating activities	$138.0
Purchases of property and equipment	(120.0)
Free cash flow	$18.0

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	March 28, 2015	December 27, 2014	March 29, 2014
GAAP research and development expense	$115,476	$48,865	$49,362
Less:
Share-based compensation expense	16,676	1,695	1,756
Non-GAAP research and development expense	$98,800	$47,170	$47,606

	Three Months Ended
	March 28, 2015	December 27, 2014	March 29, 2014
GAAP marketing and selling expense	$108,649	$17,939	$18,291
Less:
Share-based compensation expense	6,893	959	923
Amortization of intangible assets	71,937	1,187	1,186
Non-GAAP marketing and selling expense	$29,819	$15,793	$16,182

	Three Months Ended
	March 28, 2015	December 27, 2014	March 29, 2014
GAAP general and administrative expense	$36,384	$12,026	$15,412
Less:
Share-based compensation expense	14,731	956	1,827
Certain consulting costs	—	—	865
IPR litigation costs	68	189	2,519
Non-GAAP general and administrative expense	$21,585	$10,881	$10,201

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(In thousands)
(Unaudited)

	March 28, 2015	March 29, 2014
ASSETS
Current assets:
Cash and cash equivalents	$299,814	$171,898
Short-term investments	244,830	72,067
Accounts receivable, net	353,830	137,417
Inventories	346,900	125,703
Other current assets	254,731	30,333
Total current assets	1,500,105	537,418

Property and equipment, net	883,371	195,996
Goodwill	2,140,586	103,901
Intangible assets, net	2,307,229	54,990
Long-term investments	4,083	3,841
Other non-current assets	57,005	24,166
Total assets	$6,892,379	$920,312

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$314,339	$131,607
Current portion of long-term debt, net	—	87,263
Other current liabilities	10,971	1,103
Total current liabilities	325,310	219,973

Other long-term liabilities	393,909	23,988
Total liabilities	719,219	243,961

Shareholders’ equity	6,173,160	676,351

Total liabilities and shareholders’ equity	$6,892,379	$920,312

(1) The Company’s financial statements as of March 28, 2015 and for the period then ended contained in this press release and prepared in accordance with GAAP include purchase accounting entries that reflect a preliminary allocation of purchase price related to the business combination of RFMD and TriQuint, which was completed on January 1, 2015.  The final purchase accounting entries may result in changes to our preliminary entries, including changes to the valuation of assets and liabilities acquired, particularly with respect to intangible assets, and these changes could be material.  We will finalize the purchase price allocation and other purchase accounting entries as soon as practicable within the measurement period, but in no event later than one year following the closing of the business combination of RFMD and TriQuint.

TRIQUINT SEMICONDUCTOR, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	December 31, 2014	September 27, 2014	June 28, 2014	March 29, 2014

GAAP gross profit	$161,326	$123,720	$92,714	$59,050
Adjustment for stock based compensation charges	2,471	1,610	2,218	1,785
Adjustment for restructuring and impairment charges	612	42	(20)	715
Adjustment for charges associated with acquisitions	3,691	1,397	1,301	1,083
Non-GAAP gross profit	168,100	126,769	96,213	62,633

GAAP gross margin	46.8%	45.5%	40.2%	33.2%
Adjustment for stock based compensation charges	0.7%	0.6%	1.0%	1.0%
Adjustment for restructuring and impairment charges	0.2%	—%	—%	0.4%
Adjustment for charges associated with acquisitions	1.1%	0.5%	0.5%	0.7%
Non-GAAP gross margin	48.8%	46.6%	41.7%	35.3%

GAAP operating expenses	$85,038	$87,845	$85,317	$79,033
Adjustment for stock based compensation charges	(4,845)	(4,748)	(5,287)	(4,805)
Adjustment for restructuring and impairment charges	(336)	(114)	52	(1,080)
Adjustment for charges associated with acquisitions	(3,158)	(8,310)	(8,124)	(2,200)
Non-GAAP operating expenses	76,699	74,673	71,958	70,948

GAAP operating income (loss)	$76,288	$35,875	$7,397	$(19,983)
Adjustment for stock based compensation charges	7,316	6,358	7,505	6,590
Adjustment for restructuring and impairment charges	948	156	(72)	1,795
Adjustment for charges associated with acquisitions	6,849	9,707	9,425	3,283
Non-GAAP operating income (loss)	91,401	52,096	24,255	(8,315)

GAAP net income (loss)	$61,628	$26,184	$5,210	$(19,069)
Adjustment for stock based compensation charges	7,316	6,358	7,505	6,590
Adjustment for restructuring and impairment charges	948	156	443	1,795
Adjustment for non-cash tax expense (benefit)	12,739	9,338	803	(2,190)
Adjustment for charges associated with acquisitions	6,999	9,374	9,643	3,510
Non-GAAP net income (loss)	$89,630	$51,410	$23,604	$(9,364)

GAAP and Non-GAAP weighted average outstanding diluted shares	78,895	77,753	75,918	68,828

Non-GAAP net income per share, diluted	$1.14	$0.66	$0.31	$(0.14)